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                                                                    EXHIBIT 10.3
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                       ASSIGNMENT AND ASSUMPTION OF LEASE
                       ----------------------------------


         ASSIGNMENT AND ASSUMPTION OF LEASE, dated June 24, 1999 (the "Assignment"), by and among Rommy K. Chung (the "Assignor"), Dominion Homes, Inc., an Ohio corporation ("Assignee"), and BRC Properties Inc., an Ohio corporation (formerly known as "Borror Realty Company" and "The Borror Corporation," "Landlord").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Landlord and Assignor entered into that certain Karric Square at Dublin Lease Agreement, dated on or about March 1, 1994 (the "Lease Agreement"), with respect to certain property located at 5767 and 5769 Karric Square Drive, Columbus, Ohio (the "Premises"); and

         WHEREAS, Assignor desires to assign the Lease Agreement to Assignee;
and

         WHEREAS, the Lease Agreement provides, among other things, that the Lease Agreement shall not be assigned without the prior written consent of Landlord;

         NOW, THEREFORE, in consideration of the foregoing and the provisions set forth below, the parties agree as follows:

         1. Effective as of August 31, 1999 (the "Effective Date"), Assignor assigns to Assignee all of Assignor's right, title and interest in and to the Lease Agreement, including all rights to the Two Thousand Two Hundred Fifty and 00/100 Dollars ($2,250.00) security deposit provided to Landlord pursuant to
Section 49 of the Lease Agreement. Assignor shall deliver possession of the Premises to Assignee on or before the Effective Date.

         2. Assignor covenants, warrants and represents to Assignee that: (a) the Lease Agreement is in full force and effect; (b) the Renewal Rider to the Lease Agreement has been duly and validly exercised by Tenant extending the term of the Lease Agreement through August 31, 2004 at a Fixed Base Rent (as defined in the Lease Agreement) equal to (i) $11.00 per square foot ($2,475.00 monthly payment) from the Effective Date through August 31, 2002, and (ii) $11.50 per square foot ($2,587.50 monthly payment) from September 1, 2002 through August 31, 2004; (c) Assignor has performed, and will continue to perform up to and including the Effective Date, all of Assignor's obligations under the Lease Agreement; (d) Assignor has full right and power to execute, deliver and perform this Assignment; (e) no defaults or events of default have occurred and are continuing under the Lease Agreement; and (f) the Lease Agreement has not been modified, supplemented or amended.


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         3. As of the Effective Date, Assignee assumes and agrees to be bound by and pay and perform all of the obligations, terms, covenants and conditions under the Lease Agreement which, pursuant to the Lease Agreement, are to be observed, kept and/or performed by Assignor on and after the Effective Date.

         4. Prior to delivering possession of the Premises to Assignee, Assignor shall remove all equipment and trade fixtures of Assignor from the Premises in accordance with the terms and conditions of the Lease Agreement, and Assignor shall cause the Premises to be in a "broom clean" condition at the time Assignor delivers possession of the Premises to the Assignee.

         5. In consideration of the assignment of the Lease Agreement by the Assignor to Assignee, and subject to the last sentence of this Section 5, Assignee shall pay Assignor Fifty Thousand and 00/100 Dollars ($50,000.00) as follows: (a) Twenty-Five Thousand and 00/100 Dollars ($25,000.00) shall be paid to Assignor by Assignee on the date all parties hereto have duly executed this Assignment; and (b) Twenty-Five Thousand and 00/100 Dollars ($25,000.00) shall be paid to Assignor by Assignee on the date Assignor delivers possession of the Premises to Assignee (the "Second Installment"). Notwithstanding the foregoing, Assignee shall have no obligation to deliver the Second Installment to Assignor in the event that Assignor fails to deliver the Premises to Assignee on or before the Effective Date.

         6. The amounts to be paid by Assignee to Assignor pursuant to Section 5 above may be offset for any costs or expenses incurred by Assignee arising, directly or indirectly, as a result of Assignor's breach of any of the provisions of this Assignment.

         7. Landlord hereby consents to this Assignment, and the transactions contemplated hereby, and further consents to Assignee's use of the Premises as a real estate sales and training center and also for general office purposes. Except with respect to Assignor's duties and obligations under this Assignment, Landlord hereby releases Assignor from any and all obligations under the Lease Agreement, effective as of the Effective Date. Landlord further releases Rommy
K. Chung from any and all obligations under that certain Guaranty, dated March 1, 1994, by Rommy K. Chung in favor of Landlord.

         8. Landlord hereby acknowledges and agrees that (a) the Renewal Rider to the Lease Agreement has been duly and validly exercised by Tenant, (b) the term of the Lease Agreement has been extended through August 31, 2004, and (c) the Fixed Base Rent (as defined in the Lease Agreement) is (i) $11.00 per square foot ($2,475.00 monthly payment) from the Effective Date through August 31, 2002, and (ii) $11.50 per square foot ($2,587.50 monthly payment) from September 1, 2002 through August 31, 2004.

         9. Landlord hereby waives the Fixed Base Rent due from Assignor under the Lease Agreement for the months of July and August, 1999, and agrees that Assignee shall



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have no obligation to pay such amounts before or after the Effective Date.
Assignor shall remain liable for all other amounts due Landlord under the Lease Agreement for July and August, 1999 and otherwise.

         10. Assignee's obligations under this Assignment and the Lease Agreement are expressly conditioned on all of Assignor's covenants, warranties and representations contained in Section 2 above being true and correct on and as of the Effective Date.

         11. This Assignment shall be binding upon and shall inure to the benefit to the parties hereto and their successors and permitted assigns. This Assignment constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a writing signed by all parties hereto. The provisions of this Assignment shall survive the closing of the transactions contemplated hereby.


         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption of Lease as of the date first above written.

SIGNED IN THE PRESENCE OF:          ASSIGNOR:

Jane Chung                          /s/ Rommy K. Chung
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                                    Rommy K. Chung
Terry George
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(Witnesses as to Assignor)
                                    ASSIGNEE:
Tamara S. Hardy                     DOMINION HOMES, INC.
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Dona S. Krebs                       By: /s/ Denis G. Connor
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(Witnesses as to Assignee)          Denis G. Connor, Senior Vice President

                                    LANDLORD:
                                    BRC PROPERTIES INC.
                                    (formerly known as "Borror Realty
Tamara S. Hardy                     Company" and "The Borror Corporation")
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Dona S. Krebs                       By: /s/ Randolph B. Robert
-----------------------------          -----------------------
(Witnesses as to Landlord)          Randolph B. Robert, Vice President


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